Exhibit 99.1

Investor Contact: Valda Colbart, 419-784-2759, rfcinv@rurban.net

RURBAN FINANCIAL CORP. REPORTS FISCAL YEAR 2007 EARNINGS INCREASED 18% FROM PREVIOUS YEAR’S RESULTS

DEFIANCE, Ohio, January 23, 2008 — Rurban Financial Corp. (NASDAQ: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data processing, reported 2007 earnings of $3.26 million, or $0.65 per diluted share, an increase of approximately 18% above the $2.76 million, or $0.55 per diluted share reported in 2006.

Fourth quarter 2007 earnings were $906,000, or $0.18 per diluted share, compared with fourth quarter 2006 earnings of $710,000, or $0.14 per diluted share, an increase of approximately 28%; compared with the third quarter of 2007, net income and earnings per share rose 4.9% and 5.9%, respectively.

Highlights of the year and fourth quarter 2007 include:

•
During the first quarter of 2007, Rurban merged Reliance Financial Services, N.A., its trust and investment subsidiary, and The Exchange Bank, its recently acquired community bank, into The State Bank and Trust Company. This action has allowed efficiencies leading to continuing core profit improvement at The State Bank and Trust Company.

•
State Bank continues to expand its reach to higher-growth markets. In January 2007, the Fort Wayne, Indiana loan production office was converted to a full-service branch. State Bank continued its entrance to growth markets by opening a loan production office in Columbus, Ohio in December, 2007.

•
Loans increased 5.2%, or $19.2 million, over the course of the year, funded largely by cash and the liquidation of investment securities. As a result of this restructure, assets grew only 1% year-over-year to $561.2 million.

•
RDSI and DCM, Rurban’s data and item processing subsidiaries, reported another record year. The total number of banks being process increased by 5 to 117. Revenue increased to $20.6 million, a $4.3 million, or 27% increase, over the previous year’s results. Net income was a record $2.5 million for the year.

•
On April 12, 2007, Rurban initiated a stock repurchase program, authorizing the repurchase of up to 250,000 shares, or approximately 5%, of the Company’s outstanding shares. As of the end of the fourth quarter, Rurban repurchased 48,500 shares at an average cost of $12.58.

•	Rurban increased its dividend to shareholders from $0.21 per share during 2006 to $0.26 per share in 2007.

“We are very encouraged with our growth in core earnings for both segments of our business, especially considering how difficult the banking environment has been for the past twelve months,” commented Mr. Joyce. “There are numerous factors that contributed to this growth; however, in the banking side of our business, the most significant determinants were loan growth, maintenance of our interest rate margin following a dip in mid-year, and expense control. We are also continuing our market expansion with the addition of the Columbus, Ohio market. We are very encouraged with the turnaround results from our banking business, and we are cautiously optimistic that this turnaround will continue, but banking is not immune to the economy.”

Joyce continued, “RDSI maintained its growth pattern reaching higher levels of revenue, net income, and number of client banks processed. The addition of DCM in September of 2006 also aided RDSI in attaining another record year. RDSI is now providing data and item processing in ten states to 117 client banks. We believe that 2008 provides RDSI and DCM the opportunity to continue on its established growth pattern.”

YTD RESULTS
Earnings:	Year Ended December 31
(Dollars in thousands except per share data)	2007	2006
Net interest income	$14,787	$15,034
Non-interest income	26,861	23,755
Total revenue	41,648	38,789
Provision for loan losses	521	178
Non-interest expense	36,637	34,904
Net income	3,257	2,760
Diluted EPS	$0.65	$0.55

Net interest income was $14.8 million for 2007 compared to $15.0 million for 2006, a decrease of 1.6%, which primarily resulted from margin compression. Average earning assets also decreased to $488.3 million in 2007 compared to $490.6 million in 2006 as a result of repositioning the balance sheet to improve the net interest margin. Over the past 12 months, the company was successful in converting lower yielding investments into a funding source for loan growth and converted higher cost deposits to core deposits and increased wholesale funding due to favorable rates.

Non-interest income was $26.9 million for 2007 compared to $23.8 million for 2006, representing a $3.1 million, or 13.1% increase year-over-year. Non-interest income in 2006 was increased a net $1.1 million from the one-time impact of a $495,000 charge taken to restructure the bond portfolio, an $889,000 recovery of losses previously recorded on WorldCom bonds, and a gain associated with the sale of the credit card portfolio of $740,000. Excluding these 2006 one-time items, non-interest income increased $4.2 million, or 18.7%, year-over-year. This increase was driven by a $4.4 million, or 29%, increase in data service fees, which were primarily attributable to the DCM acquisition.

Non-interest expense increased $1.7 million, or 4.9%, primarily from the additional expenses incurred within the Data Processing Group relating to the incorporation of full-year expenses from the DCM acquisition, which occurred in September of 2006. Data Processing Group expenses were $16.9 million in 2007 compared to $13.1 million in 2006. This $3.7 million increase in RDSI was partially offset by a $1.9 million improvement within our Banking Group. This non-interest expense reduction was primarily the result of reductions in professional fees associated with loan workouts and the reduction of 42 full-time positions within the company, of which 23 were part of the Banking Group. This significantly reduced compensation and employee benefits expense. This reduction was also aided by approximately $500,000 of one-time expenses taken in the fourth quarter of 2006 as detailed below.

FOURTH QUARTER RESULTS

Earnings:	Fourth Quarter Ended December 31
(Dollars in thousands except per share data)	2007	2006
Net interest income	$3,783	$3,584
Non-interest income	6,832	7,576
Revenue	10,615	11,160
Provision (credit) for loan losses	143	(159)
Non-interest expense	9,164	10,359
Net income (loss)	906	710
Diluted EPS	$0.18	$0.14

Net interest income increased to $3.8 million for the quarter compared to $3.6 million for the fourth quarter of 2006. This 5.5% increase is due to an 18 basis point improvement in the banking segment’s net interest margin. This improvement in net interest margin was attributable to the balance sheet restructuring completed at year-end 2006 combined with aggressive pricing management for both loans and deposits.

Non-interest income totaled $6.8 million for 2007 and $7.6 million for 2006. Excluding the fourth quarter 2006 one-time net gain of $1.1 million discussed above, non-interest income was $6.4 million for 2006, up $390,000, or 6.1%. The data service fees contributed $216,000 of the $390,000 fee increase. In addition, trust fees and deposit fees increased 5.1% and 13%, respectively.

Non-interest expense for the year-over-year fourth quarter decreased $1.2 million, or 11.5%. As previously mentioned, the company eliminated 42 full-time positions across all business segments, which decreased fourth quarter 2007 compensation, benefits and other employee related expenses by $543,000, or 11.6%, compared to fourth quarter 2006. The remaining reductions over 2006 resulted from lower professional fees of $284,000 from litigation costs. The fourth quarter of 2006 also contained one-time expenses of approximately $500,000, which included $215,000 for FHLB prepayment penalties and $283,000 for merger related charges.

CONSOLIDATED BALANCE SHEET

Total assets at December 31, 2007 totaled $561.2 million showing a nominal increase over $556.0 million at December 31, 2006. At December 31, 2007, gross loans totaled $389.3 million, deposits totaled $406.0 million and shareholders equity was $59.3 million. At December 31, 2006 loans, deposits and equity were $370.1 million, $414.6 million, and $57.0 million, respectively.

BANK OPERATING RESULTS

Mr. Joyce commented, “We repositioned our balance sheet and reduced expenses dramatically within our Banking Group during 2007. The result was an improvement of 26 basis points to 61 basis points Return on Assets for the fourth quarter of 2007, compared to the fourth quarter of 2006. This improvement in “run rate” of ROA was accomplished despite the substantial one-time favorable income items in the fourth quarter of 2006, as stated in our analysis above. We made several changes in structure and function in 2007 thereby improving our core earnings, including additional efficiencies on the bank side that were executed in the fourth quarter of 2007. We will be working to continue growing our loan balances in 2008 while maintaining a tight control on expenses. We recognize that further improvement is necessary. We believe we have the right banking model in place, and we are beginning to execute that model very effectively.”

Net income for the Banking Group was $2.9 million for 2007 compared with $1.9 million reported for the prior fiscal year. On a linked quarter basis, net income increased by $162,000, or 24%.

Total loans were $390.5 million at December 31, 2007, up $18.3 million, or 4.9%. Commercial real estate was the only category that had significant growth during 2007, up $31.8 million, or 34.7%, to $123.5 million. This growth was partially offset by a decline of $4.9 million in C&I and $8.1 million in residential mortgages. Commercial loans now account for 64.5% of total loans compared with 60.0% at the prior year-end. As part of a continuing initiative to improve profitability, $9.8 million of lower-yielding securities were liquidated during the year to fund loan growth.

Total deposits at December 31, 2007 were $406.0 million, down $8.5 million, or 2.1%, from the December 31, 2006 year-end. The decrease during the year resulted from Time Deposits decreasing $14.2 million and Demand Deposits decreasing $5.0 million. These decreases were offset by a $10.7 million increase in NOW accounts, savings accounts, and money market accounts. The High Performance Checking account promotion the company started in April of 2007 generated $4.5 million in new retail checking account balances at a funding cost of 1.20%. The decrease in Demand Deposits was due to customers shifting balances into higher-yielding products. The decrease in Time Deposits was due to planned runoff of higher-costing municipal deposits, which was part of the balance sheet restructure.

ASSET QUALITY

Provision for Loan Losses of $521,000 was taken in 2007 compared to $178,000 taken for 2006. The 2006 provision was reduced by the release of $140,000 provision associated with the credit card portfolio sold at the end of 2006. The fourth quarter loan loss provision of $142,000 represents a normal accrual for the company given our loan growth and net charge-offs of $89,000, or .09%, of average loans.

	Quarter Ended			YTD
Asset Quality (Dollars in Thousands)	December, 2007	September, 2007	December, 2006	2007	2006
Net charge-offs	$89	$28	$645	$248	$1,200
Net charge-offs (Ann.) / Avg. loans	0.09%	0.03%	.70%	.07%	.33%
Allowance for loan loss	$3,990	$3,937	$3,717
Allowance for loan loss / Loans	1.03%	1.01%	1.00%
Non-performing assets	$6,162	$6,432	$3,910
NPA / Total assets	1.10%	1.14%	.70%

Non-performing assets (loans + OREO + OAO) were $6.2 million, or 1.10%, of total assets at December 31, 2007, a decrease of $270,000 from the linked quarter, and an increase of $2.3 million from a year-ago. This increase, which originated in the second quarter of 2007, is due to three commercial loan relationships that are being worked out with minimal, if any, expected loss.

RDSI AND DCM RESULTS

Revenue for the Data and Item Processing Group was $20.6 million, up $4.3 million, or 27.0%, over the $16.6 million reported for year-end 2006. DCM, acquired in September, 2006, accounted for $2.9 million of the $4.3 million in fee growth. RDSI continues growing its client banks, servicing 117 community banks at year-end 2007 compared to 112 at year-end 2006. RDSI has contracts signed for six additional new banks that will be converted by June, 2008.

Net Income for the 2007 fiscal year was $2.5 million compared to $1.9 million for 2006, up $586,000, or 31%. “We are very pleased with the growth we obtained in 2007 and we continue to see a solid pipeline of signed and potential customers for both our data processing and item processing services in 2008,” said Mr. Joyce.

Mr. Joyce concluded, “We have seen in this past year a clear transition to improving core earnings in both the banking and data and item processing business segments. The improved run rates in both of these segments indicate continuing growth in 2008. We will be working hard to achieve the maximum growth and profitability for Rurban Financial Corp. and its shareholders.”

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio with assets of $561.2 million as of December 31, 2007. Rurban's wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services; Rurbanc Data Services, Inc. (RDSI); and DCM. The State Bank and Trust Company offers financial services through its 18 branches in Allen, Defiance, Franklin, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana. Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI and DCM provide data and item processing services to community banks in Arkansas, Florida, Illinois, Indiana, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin. Rurban's common stock is quoted on the NASDAQ Global Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 4,978,933 shares outstanding. The Company's website is http://www.rurbanfinancial.net.

FORWARD-LOOKING STATEMENTS

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2007 and December 31, 2006

	December	December
	2007	2006
	(Unaudited)
ASSETS
Cash and due from banks	$15,183,627	$13,381,791
Federal funds sold	2,000,000	9,100,000
Cash and cash equivalents	17,183,627	22,481,791
Interest-earning deposits in other financial institutions	-	150,000
Available-for-sale securities	92,661,386	102,462,075
Loans held for sale	1,649,758	390,100
Loans, net of unearned income	389,268,744	370,101,809
Allowance for loan losses	(3,990,455)	(3,717,377)
Premises and equipment, net	15,143,201	15,449,774
Purchased software	4,268,116	4,618,691
Federal Reserve and Federal Home Loan Bank Stock	4,021,200	3,993,450
Foreclosed assets held for sale, net	124,131	82,397
Accrued interest receivable	3,008,968	3,129,774
Goodwill	13,940,618	13,674,058
Core deposits and other intangibles	5,135,228	5,858,982
Cash value of life insurance	12,160,581	10,771,843
Other assets	6,638,895	6,559,886

Total assets	$561,213,998	$556,007,253

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits
Demand	$41,541,297	$46,565,554
Savings, interest checking and money market	141,009,043	130,267,333
Time	223,480,842	237,722,558
Total deposits	406,031,182	414,555,445
Notes payable	922,457	2,589,207
Advances from Federal Home Loan Bank	24,000,000	21,000,000
Repurchase Agreements	43,006,438	32,270,900
Trust preferred securities	20,620,000	20,620,000
Accrued interest payable	2,532,914	2,224,413
Other liabilities	4,775,773	5,792,135

Total liabilities	501,888,764	499,052,100

Shareholders' Equity
Common stock	12,568,583	12,568,583
Additional paid-in capital	14,923,571	14,859,165
Retained earnings	32,361,106	30,407,298
Accumulated other comprehensive income (loss)	82,235	(879,893)
Treasury stock	(610,260)	-

Total shareholders' equity	59,325,234	56,955,153

Total liabilities and shareholders' equity	$561,213,998	$556,007,253

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Twelve Months Ended December 31, 2007 and 2006

	Twelve Months	Twelve Months	Increase/(Decrease)
	2007	2006	$
Interest income
Loans
Taxable	$27,782,068	$24,958,988	$2,823,080
Tax-exempt	73,451	63,356	10,095
Securities
Taxable	4,283,508	5,211,672	(928,164)
Tax-exempt	645,451	559,518	85,933
Other	225,151	176,884	48,267
Total interest income	33,009,629	30,970,418	2,039,211

Interest expense
Deposits	13,595,896	11,022,161	2,573,735
Other borrowings	165,859	172,130	(6,271)
Repurchase Agreements	1,615,016	848,277	766,739
Federal Home Loan Bank advances	1,037,026	2,106,385	(1,069,359)
Trust preferred securities	1,808,520	1,787,023	21,497
Total interest expense	18,222,317	15,935,976	2,286,341

Net interest income	14,787,312	15,034,442	(247,130)

Provision for loan losses	521,306	177,838	343,468

Net interest income after provision
for loan losses	14,266,006	14,856,604	(590,598)

Non-interest income
Data service fees	19,382,115	15,011,143	4,370,972
Trust fees	3,385,320	3,192,025	193,295
Customer service fees	2,243,745	2,161,153	82,592
Net gain on sales of loans	574,000	1,310,536	(736,536)
Net realized gain (loss) on sales of
available-for-sale securities	1,998	(494,885)	496,883
Investment securities recoveries	-	889,454	(889,454)
Loan servicing fees	227,017	358,321	(131,304)
Gain on sale of assets	29,477	94,198	(64,721)
Other income	1,017,727	1,233,376	(215,649)
Total non-interest income	26,861,399	23,755,321	3,106,078

Non-interest expense
Salaries and employee benefits	17,007,314	16,584,146	423,168
Net occupancy expense	2,134,950	1,840,864	294,086
Equipment expense	6,586,623	5,850,281	736,342
Data processing fees	469,808	562,265	(92,457)
Professional fees	2,226,577	2,395,863	(169,286)
Marketing expense	820,528	669,764	150,764
Printing and office supplies	661,760	619,100	42,660
Telephone and communication	1,781,277	1,705,261	76,016
Postage and delivery expense	1,545,340	735,210	810,130
State, local and other taxes	584,031	674,280	(90,249)
Employee expense	1,083,056	978,832	104,224
FHLB prepayment penalties	-	214,886	(214,886)
Other expenses	1,735,346	2,072,815	(337,469)
Total non-interest expense	36,636,610	34,903,567	1,733,043

Income before income tax expense	4,490,795	3,708,358	782,437
Income tax expense	1,234,160	948,116	286,044

Net income	$3,256,635	$2,760,242	$496,393

Earnings per common share:
Basic	$0.65	$0.55	$0.10
Diluted	$0.65	$0.55	$0.10

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Three Months Ended December 31, 2007 and 2006

	Fourth Quarter	Fourth Quarter	Increase/(Decrease)
	2007	2006	$
Interest income
Loans
Taxable	$7,056,261	$6,720,398	$335,863
Tax-exempt	22,240	17,638	4,602
Securities
Taxable	1,106,834	1,258,234	(151,400)
Tax-exempt	161,830	149,172	12,658
Other	61,257	77,726	(16,469)
Total interest income	8,408,422	8,223,168	185,254

Interest expense
Deposits	3,383,225	3,326,774	56,451
Other borrowings	25,215	51,910	(26,695)
Retail Repurchase Agreements	484,118	382,717	101,401
Federal Home Loan Bank advances	276,492	421,970	(145,478)
Trust preferred securities	456,427	455,408	1,019
Total interest expense	4,625,477	4,638,779	(13,302)

Net interest income	3,782,945	3,584,389	198,556

Provision for loan losses	142,663	(159,483)	302,146

Net interest income after provision
for loan losses	3,640,282	3,743,872	(103,590)

Non-interest income
Data service fees	4,914,328	4,698,386	215,942
Trust fees	873,069	830,898	42,171
Customer service fees	593,665	525,881	67,784
Net gain on sales of loans	137,611	856,344	(718,733)
Net realized gain (loss) on sales of
available-for-sale securities	1,631	(494,885)	496,516
Investment securities recoveries	-	889,454	(889,454)
Loan servicing fees	80,590	95,447	(14,857)
Gain (loss) on sale of assets	(32,362)	8,852	(41,214)
Other income	263,583	165,637	97,946
Total non-interest income	6,832,115	7,576,014	(743,899)

Non-interest expense
Salaries and employee benefits	4,134,242	4,677,237	(542,995)
Net occupancy expense	587,150	506,142	81,008
Equipment expense	1,678,311	1,681,747	(3,436)
Data processing fees	97,092	159,604	(62,512)
Professional fees	586,327	870,464	(284,137)
Marketing expense	218,549	132,787	85,762
Printing and office supplies	151,943	165,990	(14,047)
Telephone and communication	451,918	427,554	24,364
Postage and delivery expense	376,777	337,993	38,784
State, local and other taxes	115,441	161,523	(46,082)
Employee expense	281,682	233,491	48,191
FHLB prepayment penalties	-	214,886	(214,886)
Other expenses	485,154	789,587	(304,433)
Total non-interest expense	9,164,586	10,359,005	(1,194,419)

Income before income tax expense	1,307,811	960,881	346,930
Income tax expense	402,275	250,448	151,827

Net income	$905,536	$710,433	$195,103

Earnings per common share:
Basic	$0.18	$0.14	$0.04
Diluted	$0.18	$0.14	$0.04

RURBAN FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
For The Three Months Ended December 31, 2007 and September 30, 2007

	Fourth Quarter	Third Quarter	Increase/(Decrease)
	2007	2007	$
Interest income
Loans
Taxable	$7,056,261	$7,072,488	$(16,227)
Tax-exempt	22,240	16,668	5,572
Securities
Taxable	1,106,834	1,041,177	65,657
Tax-exempt	161,830	169,719	(7,889)
Other	61,257	50,288	10,969
Total interest income	8,408,422	8,350,340	58,082

Interest expense
Deposits	3,383,225	3,497,275	(114,050)
Other borrowings	25,215	32,026	(6,811)
Retail Repurchase Agreements	484,118	435,216	48,902
Federal Home Loan Bank advances	276,492	268,289	8,203
Trust preferred securities	456,427	456,582	(155)
Total interest expense	4,625,477	4,689,389	(63,912)

Net interest income	3,782,945	3,660,951	121,994

Provision for loan losses	142,663	140,409	2,254

Net interest income after provision
for loan losses	3,640,282	3,520,543	119,739

Non-interest income
Data service fees	4,914,328	5,004,394	(90,066)
Trust fees	873,069	819,989	53,080
Customer service fees	593,665	588,447	5,218
Net gain on sales of loans	137,611	128,947	8,664
Net realized gains on sales of
available-for-sale securities	1,631	-	1,631
Loan servicing fees	80,590	27,284	53,306
Gain (loss) on sale of assets	(32,362)	11,862	(44,224)
Other income	263,583	201,920	61,663
Total non-interest income	6,832,115	6,782,842	49,273

Non-interest expense
Salaries and employee benefits	4,134,242	4,290,961	(156,719)
Net occupancy expense	587,150	514,742	72,408
Equipment expense	1,678,311	1,625,762	52,549
Data processing fees	97,092	102,292	(5,200)
Professional fees	586,327	461,844	124,483
Marketing expense	218,549	259,196	(40,647)
Printing and office supplies	151,943	130,363	21,580
Telephone and communication	451,918	446,465	5,453
Postage and delivery expense	376,777	392,211	(15,434)
State, local and other taxes	115,441	103,674	11,767
Employee expense	281,682	266,227	15,455
Other expenses	485154	512,663	(27,509)
Total non-interest expense	9,164,586	9,106,400	58,186

Income before income tax expense	1,307,811	1,196,985	110,826
Income tax expense	402,275	333,384	68,891

Net income	$905,536	$863,601	$41,935

Earnings per common share:
Basic	$0.18	$0.17	$0.01
Diluted	$0.18	$0.17	$0.01

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	4th Qtr	YTD	4th Qtr	YTD
(dollars in thousands except per share data)	2007	2007	2006	2006

EARNINGS
Net interest income	$3,783	$14,787	$3,584	$15,034
Provision for loan loss	$143	$521	$(159)	$178
Non-interest income	$6,832	$26,861	$7,576	$23,755
Revenue (net interest income plus non-interest income)	$10,615	$41,648	$11,160	$38,789
Non-interest expense	$9,164	$36,636	$10,359	$34,904
Net income	$906	$3,257	$710	$2,760

PER SHARE DATA
Basic earnings per share	$0.18	$0.65	$0.14	$0.55
Diluted earnings per share	$0.18	$0.65	$0.14	$0.55
Book value per share	$11.92	$11.92	$11.33	$11.33
Tangible book value per share	$8.00	$8.00	$7.58	$7.58
Cash dividend per share	$0.07	$0.26	$0.06	$0.21

PERFORMANCE RATIOS
Return on average assets	0.64%	0.59%	0.50%	0.50%
Return on average equity	6.15%	5.62%	5.08%	5.06%
Net interest margin (tax equivalent)	3.12%	3.10%	2.92%	3.13%
Net interest margin (Bank Only)	3.43%	3.46%	3.25%	3.62%
Non-interest expense / Average assets	6.48%	6.58%	7.27%	6.30%
Efficiency Ratio - bank (non-GAAP)	76.93%	80.07%	94.85%	88.20%

MARKET DATA PER SHARE
Market value per share -- Period end	$12.49	$12.49	$10.77	$10.77
Market as a % of book	105%	105%	95%	95%
Cash dividend yield	2.24%	2.08%	2.23%	1.95%
Period-end common shares outstanding (000)	4,979	4,979	5,027	5,027
Common stock market capitalization ($000)	$62,188	$62,188	$54,145	$54,145

CAPITAL & LIQUIDITY
Equity to assets	10.6%	10.6%	10.2%	10.2%
Period-end tangible equity to assets	7.1%	7.1%	6.9%	6.9%
Tier 1 risk-based capital ratio	14.8%	14.8%	14.7%	14.7%
Total risk-based capital ratio	16.0%	16.0%	15.8%	15.8%

ASSET QUALITY
Net charge-offs / (Recoveries)	$89	$248	$645	$1,160
Net loan charge-offs (Ann.) / Average loans	0.09%	0.07%	0.70%	0.33%
Non-performing loans	$5,990	$5,990	$3,828	$3,828
OREO / OAOs	$172	$172	$82	$82
Non-performing assets	$6,162	$6,162	$3,910	$3,910
Non-performing assets / Total assets	1.10%	1.10%	0.70%	0.70%
Allowance for loan losses / Total loans	1.03%	1.03%	1.00%	1.00%
Allowance for loan losses / Non-performing Assets	64.8%	64.8%	95.1%	95.1%

END OF PERIOD BALANCES
Total loans, net of unearned income	$389,269	$389,269	$370,102	$370,102
Allowance for loan loss	$3,990	$3,990	$3,717	$3,717
Total assets	$561,214	$561,214	$556,007	$556,007
Deposits	$406,031	$406,031	$414,555	$414,555
Stockholders' equity	$59,325	$59,325	$56,955	$56,955
Full-time equivalent employees	275	275	317	317

AVERAGE BALANCES
Loans	$389,529	$381,453	$370,687	$354,400
Total earning assets	$496,782	$488,289	$502,530	$490,550
Total assets	$565,779	$556,572	$569,807	$554,095
Deposits	$413,473	$412,767	$415,576	$413,338
Stockholders' equity	$58,928	$57,945	$55,963	$54,501

Rurban Financial Corp.
Segment Reporting
Fourth Quarter Ended December 31, 2007

	State Bank and Trust	RFCBC (Loan Workout Company)	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$8,437	$-	$8,437	$-	$1	$(30)	$8,408

Interest Expense	4,150	-	4,150	48	457	(30)	$4,625

Net Interest Income	4,287	-	4,287	(48)	(456)	-	$3,783

Provision For Loan Loss	151	(8)	143	-	-	-	$143

Non-interest Income	1,945	-	1,945	5,232	342	(687)	$6,832

Non-interest Expense	4,750	158	4,908	4,202	741	(687)	$9,164

Net Income Before Taxes	1,331	(150)	1,181	982	(855)	-	$1,308

Income Taxes	397	(52)	345	334	(277)	-	$402

Net Income QTD	$934	$(98)	$836	$648	$(578)	$-	$906

Performance Measures
Average Assets -QTD	$545,299	$1,311	$546,609	$20,014	$80,827	$(81,671)	$565,779

ROAA	0.69%	-	0.61%	12.95%	-	-	0.64%

Average Equity - QTD	$56,882	$1,234	$58,115	$15,222	$58,928	$(73,337)	$58,928

ROAE	6.57%	-	5.75%	17.03%	-	-	6.15%

Efficiency Ratio - %	74.39%	-	76.93%	79.77%	-	-	84.63%

Average Loans - QTD	$390,599	$555	$391,154	$-	$-	$(1,624)	$389,529

Average Deposits - QTD	$420,192	$-	$420,192	$-	$-	$(6,718)	$413,473

Rurban Financial Corp.
Segment Reporting
Twelve Months Ended December 31, 2007

	State Bank and Trust	RFCBC (Loan Workout Company)	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$33,158	$1	$33,159	$1	$5	$(155)	$33,010

Interest Expense	16,299	-	16,299	269	1,809	(155)	18,223

Net Interest Income	16,859	1	16,860	(268)	(1,804)	-	14,787

Provision For Loan Loss	550	(29)	521	-	-	-	521

Non-interest Income	7,476	-	7,476	20,888	1,393	(2,896)	26,861

Non-interest Expense	19,249	579	19,828	16,873	2,832	(2,896)	36,636

Net Income Before Taxes	4,536	(549)	3,987	3,747	(3,243)	-	4,491

Income Taxes	1,263	(187)	1,076	1,274	(1,116)	-	1,234

Net Income YTD	$3,273	$(362)	$2,911	$2,473	$(2,127)	$-	$3,257

Performance Measures
Average Assets - YTD	$536,059	$1,526	$537,585	$20,211	$79,691	$(80,916)	$556,572

ROAA	0.61%	-	0.54%	12.24%	-	-	0.59%

Average Equity - YTD	$55,543	$1,337	$56,879	$14,426	$57,945	$(71,305)	$57,945

ROAE	5.89%	-	6.82%	17.14%	-	-	5.62%

Efficiency Ratio - %	77.20%	-	80.07%	80.56%	-	-	86.23%

Average Loans - YTD	$382,836	$581	$383,417	$-	$-	$(1,965)	$381,453

Average Deposits - YTD	$420,410	$-	$420,410	$-	$-	$(7,642)	$412,767

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison - Fourth Quarter 2007
	State Bank and Trust	RFCBC (Loan Workout Company)	Banking Related Entities	RDSI	Parent Company and Other	Intersegment Elimination Entries	Rurban Financial Corp.

Average Assets
4Q07	$545,299	$1,311	$546,609	$20,014	$80,827	$(81,671)	$565,779
3Q07	$535,129	$1,341	$536,470	$19,739	$79,380	$(80,137)	$555,451
2Q07	$529,071	$1,547	$530,618	$20,320	$78,908	$(80,420)	$549,426
1Q07	$534,629	$1,914	$536,543	$20,217	$79,251	$(81,380)	$554,631
4Q06	$549,777	$2,178	$551,955	$19,695	$78,234	$(80,077)	$569,807
4th Quarter Comparison	$(4,478)	$(867)	$(5,346)	$319	$2,593	$-	$(4,028)

Revenue
4Q07	$6,232	$-	$6,232	$5,184	$(114)	$(687)	$10,615
3Q07	$5,939	$-	$5,939	$5,332	$(100)	$(727)	$10,444
2Q07	$6,130	$-	$6,130	$4,949	$(82)	$(739)	$10,258
1Q07	$6,024	$1	$6,025	$5,155	$(116)	$(732)	$10,332
4Q06	$6,345	$124	$6,469	$4,944	$247	$(500)	$11,160
4th Quarter Comparison	$(113)	$(124)	$(237)	$240	$(361)	$-	$(545)

Non-interest Expenses
4Q07	$4,750	$158	$4,908	$4,202	$741	$(687)	$9,164
3Q07	$4,805	$69	$4,874	$4,334	$626	$(727)	$9,106
2Q07	$4,712	$137	$4,849	$4,228	$728	$(739)	$9,065
1Q07	$4,973	$215	$5,188	$4,109	$736	$(732)	$9,301
4Q06	$5,747	$278	$6,025	$4,026	$822	$(514)	$10,359
4th Quarter Comparison	$(997)	$(120)	$(1,117)	$176	$(81)	$-	$(1,195)

Net Income
4Q07	$934	$(98)	$836	$648	$(578)	$-	$906
3Q07	$714	$(39)	$674	$659	$(470)	$-	$864
2Q07	$917	$(87)	$830	$476	$(521)	$-	$785
1Q07	$707	$(136)	$571	$690	$(559)	$-	$702
4Q06	$569	$(89)	$480	$606	$(376)	$-	$710
4th Quarter Comparison	$365	$(9)	$356	$42	$(202)	$-	$196

Efficiency Ratio
4Q07	74.39%	-	76.93%	79.77%	-	-	84.63%
3Q07	79.00%	-	80.17%	80.04%	-	-	85.47%
2Q07	74.99%	-	77.23%	84.09%	-	-	86.61%
1Q07	82.20%	-	85.47%	78.52%	-	-	88.33%
4Q06	88.78%	-	91.37%	80.40%	-	-	91.34%
4th Quarter Comparison	(14.39%)	-	(14.44%)	(0.63%)	-	-	(6.71%)

NPA/Total Assets
4Q07	1.04%	-	-	-	-	-	1.10%
3Q07	1.07%	-	-	-	-	-	1.14%
2Q07	1.03%	-	-	-	-	-	1.09%
1Q07	0.66%	-	-	-	-	-	0.75%
4Q06	0.61%	-	-	-	-	-	0.70%
4th Quarter Comparison	0.43%	-	-	-	-	-	0.40%

ROAA
4Q07	0.69%	-	0.61%	12.95%	-	-	0.64%
3Q07	0.53%	-	0.50%	13.35%	-	-	0.62%
2Q07	0.69%	-	0.63%	9.37%	-	-	0.57%
1Q07	0.53%	-	0.43%	13.65%	-	-	0.51%
4Q06	0.41%	-	0.35%	12.31%	-	-	0.50%
4th Quarter Comparison	0.28%	-	0.26%	0.64%	-	-	0.14%

ROAE
4Q07	6.57%	-	5.75%	17.03%	-	-	6.15%
3Q07	5.14%	-	4.75%	17.89%	-	-	5.97%
2Q07	6.68%	-	5.90%	13.43%	-	-	5.45%
1Q07	5.16%	-	4.05%	20.63%	-	-	4.91%
4Q06	4.20%	-	3.43%	19.06%	-	-	5.08%
4th Quarter Comparison	2.37%	-	2.32%	(2.03%)	-	-	1.07%

Average Equity
4Q07	$56,882	$1,234	$58,115	$15,222	$58,928	$(73,337)	$58,928
3Q07	$55,534	$1,271	$56,805	$14,732	$57,830	$(71,536)	$57,830
2Q07	$54,905	$1,344	$56,249	$14,182	$57,617	$(70,431)	$57,617
1Q07	$54,828	$1,502	$56,330	$13,378	$57,192	$(69,708)	$57,192
4Q06	$54,249	$1,714	$55,963	$12,721	$55,963	$(68,684)	$55,963
4th Quarter Comparison	$2,633	$(480)	$2,152	$2,501	$2,965	$-	$2,965